As filed with the Securities and Exchange Commission on May 29, 2012

Registration Nos. 333-158205

333-158205-01

333-158205-02

333-158205-03

333-158205-04

333-158205-05

333-158205-06

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EL PASO HOLDCO LLC (successor in interest to El Paso Corporation)	Delaware	45-5339403
COLORADO INTERSTATE GAS COMPANY, L.L.C.	Delaware	84-0173305
COLORADO INTERSTATE ISSUING CORPORATION	Delaware	26-1397951
EL PASO NATURAL GAS COMPANY	Delaware	74-0608280
SOUTHERN NATURAL GAS COMPANY, L.L.C.	Delaware	63-0196650
SOUTHERN NATURAL ISSUING CORPORATION	Delaware	26-1397784
TENNESSEE GAS PIPELINE COMPANY, L.L.C.	Delaware	74-1056569
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1001 Louisiana Street

Houston, Texas 77002

(Address of registrant’s principal executive offices)

Joseph Listengart

500 Dallas Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Name, address and telephone number of agent for service)

Copy to:

Troy L. Harder

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1456

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

EL PASO CORPORATION:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

COLORADO INTERSTATE GAS COMPANY, L.L.C., COLORADO INTERSTATE ISSUING CORPORATION, EL PASO NATURAL GAS COMPANY, L.L.C., SOUTHERN NATURAL GAS COMPANY, SOUTHERN NATURAL ISSUING CORPORATION AND TENNESSEE GAS PIPELINE COMPANY, L.L.C.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-158205, 333-158205-01, 333-158205-02, 333-158205-03, 333-158205-04, 333-158205-05 and 333-158205-06) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on March 25, 2009 by El Paso Corporation, a Delaware corporation (“EP”), and Colorado Interstate Gas Company, L.L.C., a Delaware limited liability company (formerly Colorado Interstate Gas Company, a Delaware general partnership), Colorado Interstate Issuing Corporation, a Delaware corporation; El Paso Natural Gas Company, a Delaware corporation; Southern Natural Gas Company, L.L.C., a Delaware limited liability company (formerly Southern Natural Gas Company, a Delaware general partnership), Southern Natural Issuing Corporation, a Delaware corporation; and Tennessee Gas Pipeline Company, L.L.C., a Delaware limited liability company (collectively, the “Subsidiary Registrants”), is being filed to deregister all unsold securities of EP and the Subsidiary Registrants (the “Registered Securities”) that were registered under the Registration Statement.

Effective on May 25, 2012, Kinder Morgan, Inc. (“KMI”) completed the acquisition of El Paso Corporation, a Delaware corporation (f/k/a Sirius Holdings Merger Corporation) (“New El Paso”), pursuant to the Agreement and Plan of Merger dated October 16, 2011 (the “Merger Agreement”), by and among KMI, Sherpa Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of KMI, Sherpa Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of KMI, New El Paso and El Paso LLC, a Delaware limited liability company and wholly owned subsidiary of New El Paso (f/k/a El Paso Corporation and successor in interest to Sirius Merger Corporation).

Pursuant to the Merger Agreement, Sherpa Merger Sub, Inc. was merged with and into New El Paso, with New El Paso surviving the merger as a wholly owned subsidiary of KMI (the “Merger”). Immediately following the Merger, New El Paso was merged with and into Sherpa Acquisition, LLC, with Sherpa Acquisition, LLC surviving the merger and being renamed El Paso Holdco LLC. Upon completion of these transactions, El Paso LLC became a direct, wholly owned subsidiary of El Paso Holdco LLC, which is a direct, wholly owned subsidiary of KMI. El Paso Holdco LLC is the successor in interest to EP. As a result of the transactions, each outstanding share of common stock of EP was automatically converted into the right to receive the merger consideration described in the Merger Agreement.

As a result of the transactions, EP and the Subsidiary Registrants have terminated all offerings of their securities pursuant to their existing registration statements, including the Registration Statement. In accordance with an undertaking made by EP and the Subsidiary Registrants in the Registration Statement to remove by means of a post-effective amendment any securities that were registered under the Registration Statement which remain unsold at the termination of the offering, El Paso Holdco LLC, as successor in interest to EP, and the Subsidiary Registrants hereby de-register $2,500,000,000 of the Registered Securities, all of which remained unsold at the effective time of the transactions.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, El Paso Holdco LLC, as successor in interest to the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

EL PASO HOLDCO LLC
(successor in interest to El Paso Corporation)

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ C. Park Shaper C. Park Shaper	President (Principal Executive Officer)

/s/ Kimberly A. Dang Kimberly A. Dang	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Listengart Joseph Listengart	Vice President of Kinder Morgan, Inc., sole member of El Paso Holdco LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

COLORADO INTERSTATE GAS COMPANY, L.L.C.

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ Ray Miller Ray Miller	President (Principal Executive Officer)

/s/ James Saunders James Saunders	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Listengart Joseph Listengart	Vice President of EPPP CIG GP Holdings, L.L.C., sole member of Colorado Interstate Gas Company, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

COLORADO INTERSTATE ISSUING CORPORATION

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ C. Park Shaper C. Park Shaper	President and Director (Principal Executive Officer)

/s/ Kimberly A. Dang Kimberly A. Dang	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Listengart Joseph Listengart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

EL PASO NATURAL GAS COMPANY

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ Mark Kissel Mark Kissel	President (Principal Executive Officer)

/s/ James Saunders James Saunders	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ C. Park Shaper C. Park Shaper	Director

/s/ Joseph Listengart Joseph Listengart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

SOUTHERN NATURAL GAS COMPANY, L.L.C.

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ Kimberly Watson Kimberly Watson	President (Principal Executive Officer)

/s/ James Saunders James Saunders	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Listengart Joseph Listengart	Vice President of El Paso Pipeline Partners Operating Company, L.L.C., sole member of Southern Natural Gas Company, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

SOUTHERN NATURAL ISSUING CORPORATION

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ Kimberly Watson Kimberly Watson	President (Principal Executive Officer)

/s/ James Saunders James Saunders	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ C. Park Shaper C. Park Shaper	Director

/s/ Joseph Listengart Joseph Listengart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on May 25, 2012.

TENNESSEE GAS PIPELINE COMPANY, L.L.C.

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities as indicated on May 25, 2012.

Signature	Title

/s/ Kimberly Watson Kimberly Watson	President (Principal Executive Officer)

/s/ James Saunders James Saunders	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Listengart Joseph Listengart	Vice President of El Paso TGPC Investments, L.L.C., sole member of Tennessee Gas Pipeline Company, L.L.C.